                                   EXHIBIT 5.1

                                                                May 6, 2003

International Microcomputer Software, Inc.
95 Rowland Way
Novato, CA 94949

         Re:      REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") executed by International Microcomputer Software, Inc. (the "Company") and to be filed with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of a total of 6,400,413 shares of the Company's Common Stock (the "Shares") reserved for issuance under the Company's 1993 Employee Incentive Plan, and upon the exercise of certain Common Stock Purchase warrants issued by the Company and which come within the definition of "employee benefit plan" contained in Regulation C under the Securities Act. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         It is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable. We express no opinion as to matters governed by any laws other than the laws of the State of California, the General Corporation Law of the State of California and the federal securities laws of the United States of America.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement and in any amendment to it.



                                                     Very truly yours,

                                                     /s/ Niesar & Diamond LLP

                                                     NIESAR & DIAMOND LLP



                                       7